                                                                     EXHIBIT 3.2


                                                                          4/1/88

                                    BY-LAWS
                                       OF
                             SEALY MATTRESS COMPANY

                                   ARTICLE I
                                    OFFICES
                                    -------

     SECTION 1.1.  Registered Office. The registered office of the corporation
                   -----------------
in the State of Ohio shall be located at 815 Superior Avenue, N.E., in the City of Cleveland, and the name of the corporation's registered agent is C T Corporation System.

     SECTION 1.2.  Other Offices. The corporation may have offices at such other
                   -------------
places both within or without the State of Ohio as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     SECTION 2.1.  Annual Meeting. The annual meeting of the shareholders of the
                   --------------
corporation shall be held at such place and time as the Board of Directors shall fix, on the first Wednesday in April of each year commencing in 1989 or on such other date as the Board shall fix, for the purpose of electing directors and transacting of such other business as may come before the meeting.

     SECTION 2.2.  Special Meetings. Special meetings of the shareholders for
                   ----------------
any purpose or purposes may be called and the tIme, date and location thereof designated by the Board of Directors or the Chairman of the Board of Directors (if a Chairman of the Board of Directors shall have been elected).

     SECTION 2.3.  Notice of Meetings. Written notice stating the time, date and
                   ------------------
place of each annual or special meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting.

     SECTION 2.4.  Quorum. The holders of at least a majority of the shares
                   ------
entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders. If a quorum shall not be present at any meeting, the persons holding or entitled to vote by proxy a majority of the shares entitled to vote at the meeting present or represented at the meeting may adjourn the meeting without notice other than announcement at the meeting (unless other notice is required by law) to any other time, date and place. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that could have been transacted at the original meeting had a quorum been present or represented.

     SECTION 2.5.  Action by Consent. Any action required or permitted to be
                   -----------------
taken by the shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III
                                   DIRECTORS
                                   ---------

     SECTION 3.1.  Number and Election. The number of directors shall be fixed
                   -------------------
at three (3), but may be increased or, subject to the provisions of Ohio law, decreased from time to time by resolution of the Board of Directors, provided, that at no time shall the number of directors be less than one (1), and no decrease shall have the effect of shortening the term of any incumbent director. Directors shall be elected annually by the shareholders, and the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office until the successor of such director is elected and qualified or until the death or resignation of such director or the removal of such director. Directors need not be residents of the State of Ohio or shareholders of this corporation.

     SECTION 3.2.  Resignation. Any director may resign by giving written notice
                   -----------
to the corporation. Any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.3.  Vacancies and Newly Created Directorships. Any vacancy in the
                   -----------------------------------------
Board of Directors (whether resulting from death, resignation, removal or otherwise) and any newly created directorship may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum.

     SECTION 3.4.  Regular Meetings. An annual meeting of the Board of Directors
                   ----------------
shall be held, without notice other than this by-law, immediately after, and at the same place as, the annual meeting of shareholders of the corporation. Additional regular meetings of the Board of Directors may be held without

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notice at such times, dates and places as may be fixed by the Board of
Directors.

     SECTION 3.5.  Special Meetings.  Special meetings of the Board of Directors
                   ----------------
may be called by the Chairman of the Board of Directors (if a Chairman shall have been elected), or any two directors, and such meetings shall be held at such time, date and place as shall be designated in the call. Except as otherwise prescribed by the Ohio General Corporation Law as amended from time to time (the "Ohio Statute") written or actual oral notice of the time, date and place of each special meeting, addressed to each director at such director's business address, shall be given at least 48 hours prior to such meeting. Such written notice may be delivered in person, mailed or transmitted by telegram, or, if the addressee has such equipment, by telex or teletype, and shall be deemed to have been given when delivered in person or to the telegraph company, when transmitted on telex or teletype equipment, or 48 hours after deposit in the United States mail postage prepaid. .Any director may waive notice of any meeting.

     SECTION 3.6.  Quorum. A majority of the whole Board of Directors shall
                   ------
constitute a quorum for the transaction of business at any meeting of the Board of Directors unless a greater number is required by law or the articles of incorporation. If a quorum shall not be present at any meeting a majority of the directors present may adjourn the meeting without notice other than announcement at the meeting to any other time, date and place.

     Any member of the Board of Directors or of any committee designated by the Board may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can near each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

     SECTION 3.7.  Presumption of Assent. Unless otherwise provided by the Ohio
                   ---------------------
Statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless the dissent of such director shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as Secretary of the meeting before the adjournment hereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right or dissent shall not apply to a director who voted in favor of such action.

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     SECTION 3.8.  Action without Meeting. Unless otherwise restricted by the
                   ----------------------
certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of he Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

     SECTION 3.9.  Executive Committee. The Board of Directors may, by
                   -------------------
resolution passed by a majority of the number of directors fixed by these by-laws, designate three or more directors of the corporation to constitute an executive committee, which, to the extent provided in such resolution and by Ohio law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it.

     SECTION 3.10.  Other Committees. The Board of Directors may, by resolution
                    ----------------
passed by a majority of the number of directors fixed by these by-laws, designate such other committees as it may from time to time determine. Each such committee shall consist of three or more directors, shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such lawfully delegable duties, functions and powers as the Board of Directors may from time to time prescribe.

     SECTION 3.11.  Quorum and Manner of Acting --Committees. The presence of a
                    ----------------------------------------
majority or members or any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action at such meeting.

     SECTION 3.12.  Committee Chairman, Books and Records, Etc. The chairman of
                    ------------------------------------------
each committee shall be selected from among the members of the committee by the Board of Directors. Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting. Each committee shall fix its own rules of procedure not inconsistent with these bylaws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

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                                  ARTICLE IV
                                   OFFICERS
                                   --------

          SECTION 4.1.  Designation of Officers. The officers of the corporation
                        -----------------------
shall be a President, one or more Vice Presidents (who may be designated by class or function), a Treasurer, a Secretary and such other officers (including Assistant Treasurers and Assistant Secretaries) as the Board of Directors may elect. The Board of Directors may at any time, in its discretion, elect a Chairman of the Board or Directors (the "Chairman") to be the chief executive officer of the corporation and to have the other powers and duties set forth herein.

          SECTION 4.2.  Election and Term. Each officer shall be elected by the
                        -----------------
Board of Directors to serve until the successor thereof is elected or until the earlier resignation or removal of such officer.

          SECTION 4.3.  Resignation, Removal and Vacancies. Any officer may
                        ----------------------------------
resign by giving written notice to the Chairman or the Secretary. Any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed, with or without cause, by a majority of the directors then in office, and a vacancy in any office (whether resulting from death, resignation, removal or otherwise) may be filled by the Board of Directors. The removal of any officer shall be without prejudice to any rights such officer may have under any agreement.

          SECTION 4.4.  Chairman. In the event that the Board of Directors
                        --------
determines to elect a Chairman pursuant to Section 4.1 hereof, the Chairman shall be the chief executive officer of the corporation and shall have authority and responsibility for the general management, direction and overall supervision, subject to the authority of the Board of Directors, or the corporation's business and affairs and its officers and employees, and shall have the power to appoint, remove and discharge any and all employees of the corporation not elected or appointed directly by the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and shareholders and shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with any statute, these by-laws or any action of the Board of Directors. The Chairman shall also have power to execute, and shall execute deeds, mortgages, bonds, contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the

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signing and execution thereof shall be expressly delegated by the Board of
Directors or by the Chairman to some other officer or agent of the corporation. the Chairman may sign, pursuant to Section 6.1 hereof, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by the Board of Directors. the stock in general shall have all other powers and shall perform all other duties that are normally incident to the chief executive officer of a corporation or as may be prescribed by the Board of Directors from time to time.

          SECTION 4.5.  President. Prior to the time, if any, at which the Board
                        ---------
of Directors shall elect a Chairman pursuant to Section 4.4 hereof, the President shall have the duties, responsibilities and powers set forth in
Section 4.4 hereof. In the event that the Board of Directors elects a Chairman, the President, under the Chairman, and subject to the authority of the Board of Directors and the Chairman, shall be the chief operating officer of the corporation and shall be charged with implementing the policies of the corporation as determined by the Chairman and the Board or Directors. In the event that the Chairman, due to absence or any other cause, shall refuse or be unable at any time to attend to or to perform the duties of Chairman as above prescribed, the President shall perform the duties of the Chairman. The President may sign, pursuant to Section 6.1 hereof, certificates for shares of stock in the corporation, the issuance of which shall have been duly authorized by the Board of Directors. The President shall have such other powers and duties as the Board of Directors or the Chairman (if a Chairman shall have been elected) may from time to time determine.

          SECTION 4.6.  Vice Presidents. In the absence of the President, or in
                        ---------------
the event or the President's inability or refusal to act, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the Chairman (if a Chairman shall have been elected), shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with statute, these by-laws, or any action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the Board of Directors or the Chairman (if a Chairman shall have been elected), which may include the execution of deeds, mortgages, bonds, contracts or other instruments of the corporation. Any Vice President may sign, pursuant to Section 6.1 hereof, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by the Board of Directors.

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          SECTION 4.7.  Treasurer. The Treasurer shall: (a) be responsible to
                        ---------
the Board of Directors for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for funds due and payable to the corporation from any source whatsoever and deposit all such funds in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 5.2 of these by-laws; (c) disburse the funds of the corporation as ordered by the Board of Directors or the Chairman or as otherwise required in the conduct of the business of the corporation; (d) render to the Chairman or the Board of Directors, upon request, an account of all transactions of such officer as Treasurer and of the financial condition of the corporation; and (e) in general, perform all the duties normally incident to the office of Treasurer and such other duties as may from time to time be assigned by the Chairman (if a Chairman shall have been elected), the President, the Board of Directors or these by-laws. The Treasurer may sign, pursuant to Section 6.1 hereof, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors. The Treasurer may delegate such details of the performance of duties of the office of Treasurer as may be appropriate in the exercise of reasonable care to one or more persons in the place of such officer, but shall not thereby be relieved of responsibility for the performance of such duties.

          SECTION 4.8.  Secretary. The Secretary shall: (a) keep the minutes of
                        ---------
the meetings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) affix the seal of the corporation or a facsimile hereof, or cause the same to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these by-laws; (e) keep a register of the post office addresses of each shareholder, director and committee member that shall from time to time be furnished to the Secretary by such shareholder, director or member; (f) sign, pursuant to Section 6.1 hereof, certificates for shares or stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties normally incident to the office of Secretary and such other duties as may from time to time be assigned by the Chairman (if a Chairman shall have been elected), the President or the Board of

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Directors. The Secretary may delegate such details of the performance of the duties of the office of Secretary as may be appropriate in the exercise of reasonable care to one or more persons in the place of such officer, but shall not thereby be relieved of responsibility for the performance of such duties.

          SECTION 4.9.  Assistant Treasurers and Assistant Secretaries. The
                        ----------------------------------------------
Assistant Treasurers and Assistant Secretaries, if any, shall perform all functions and duties that may be assigned to them by the Treasurer or Secretary, respectively, or by the Chairman (if a Chairman shall have been elected), the President or the Board of Directors. If authorized by the Treasurer or the Secretary, as the case may be, any Assistant Treasurer or Assistant Secretary may sign, pursuant to Section 6.1 hereof, certificates for shares of the corporation in place of the Treasurer or Secretary, respectively.

          SECTION 4.10.  Other Officers. The Board of Directors may from time to
                         --------------
time elect such other officers to perform such duties and responsibilities as it shall prescribe.

          SECTION 4.11.  Salaries. The compensation of the officers of the
                         --------
corporation shall be fixed from time to time by the Board of Directors or by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer snail be prevented from receiving a salary or other compensation by reason of the fact that such officer is also a director of the corporation.

                                   ARTICLE V
                              CHECKS AND DEPOSITS
                              -------------------

          SECTION 5.1.  Checks, Drafts, Etc.. All checks, demands, drafts or
                        --------------------
other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

          SECTION 5.2.  Deposits. All funds of the corporation not otherwise
                        --------
employed shall be deposited from time to t me to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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                                  ARTICLE VI
                          SHARE RECORDS AND TRANSFERS
                          ---------------------------

          SECTION 6.1.  Share Certificates. Every shareholder shall be entitled
                        ------------------
to have a certificate in such form as the Board of Directors shall from time to time approve, signed on behalf of the corporation by the President or any elected Vice President, and by the Treasurer or the Secretary (or, if so authorized, any Assistant Treasurer or Assistant Secretary) certifying the number of shares held of record by such shareholder.

          SECTION 6.2.  Record Ownership. A record of the name and address of
                        ----------------
the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in any snare on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of Ohio.

          SECTION 6.3.  Lost Certificates. Any person claiming a share
                        -----------------
certificate in lieu of one lost, stolen, mutilated or destroyed shall give the corporation an affidavit as to its loss, theft, mutilation or destruction. Such holder shall also, if required by the Board of Directors, give the corporation a bond, in such form and amount as may be approved by the Board of Directors (or any agent of the corporation to which authority for such approval shall have been delegated by the Board) sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of the certificate or the issuance of a new certificate.

          SECTION 6.4.  Transfer of Shares. Transfer of shares of stock shall be
                        ------------------
made on the books of the corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender or cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

          SECTION 6.5.  Transfer Agent and Registrar. The corporation may
                        ----------------------------
appoint one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors (who shall have custody, subject to the direction of the Secretary, of the original stock ledger and stock records of the corporation) where the shares of the capital stock of the corporation of any class or series specified in such appointment

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shall be registered. The corporation may also appoint one or more registry offices, each in charge of a registrar designated by the Board of Directors, where its stock of any class or series specified in such appointment shall be registered. Except as otherwise provided by resolution of the Board of Directors with respect to temporary certificates, no certificate for shares of capital stock of the corporation for which a transfer agent or registrar has been appointed shall be valid unless countersigned by such transfer agent and registered by such registrar authorized as aforesaid.

          SECTION 6.6.  Restrictions on Transfer. Any shareholder may enter into
                        ------------------------
an agreement with other shareholders or with the corporation providing for reasonable limitation or restriction on the right of such shareholder to transfer shares of capital stock of the corporation held by such shareholder, including, without limiting the generality of the foregoing, agreements granting to such other shareholders or to the corporation the right to purchase for a given period of time any of such shares. Any such limitation or restriction on the transfer of shares of this corporation may be set forth on certificates representing shares of capital stock, in which case the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

                                  ARTICLE VII
                               GENERAL PROVISIONS
                               ------------------

          SECTION 7.1.  Fiscal Year. The fiscal year of the corporation shall
                        -----------
end on November 30 of each year.

          SECTION 7.2.  Voting of Securities. Subject to control and direction
                        --------------------
of the Board of Directors, the Chairman of the Board (if a Chairman shall have been elected) or such other person as the Board of Directors may designate for such purpose either generally or in any particular instance shall have full power and authority, in the name and on behalf of the corporation, to attend, act and vote at any meeting of security holders of any company in which the corporation may hold any securities, or to consent as a security holder to any action proposed to be taken by such company. At any such meeting, or in connection with any such action, the Chairman or the Board (if a Chairman shall have been elected) or such other person shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the holder thereof, the corporation might possess and exercise, and such person may exercise such power and authority through the execution of proxies or written consents or may delegate such power and authority to any other officer, agent or employee of the corporation.

          SECTION 7.3.  Amendments to By-Laws. Unless otherwise provided in the
                        ---------------------
Ohio Statute or the articles of incorporation, these by-laws may be altered or repealed by majority vote of the shareholders.

                                  ARTICLE VIII
                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

          SECTION 8.1.  Right to Indemnification. In addition to any
                        ------------------------
indemnification provision in the articles of incorporation, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Ohio Statute, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against ail expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
                              --------  -------
Section 8.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 8.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Ohio
                                     --------  -------
Statute requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under
Section 8.2 or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          SECTION 8.2.  Right of Claimant to Bring Suit. If a claim under
                        -------------------------------
Section 8.1 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Ohio Statute for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such act on that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio Statute, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          SECTION 8.3.  Non-Exclusivity of Rights. The right to indemnification
                        -------------------------
and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

          SECTION 8.4.  Insurance. The corporation may maintain insurance, at
                        ---------
its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio Statute.

                                      -13-